Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Apartment Trust of America, Inc., or the Company, hereby certifies, to his or her knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 15, 2012 Date	By	/s/ Stanley J. Olander, Jr.
Stanley J. Olander, Jr.
Chief Executive Officer and Chairman of the
Board of Directors (principal executive officer)

May 15, 2012 Date	By	/s/ B. Mechelle Lafon
B. Mechelle Lafon
Chief Financial Officer
(principal financial officer and principal accounting officer)

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2012, pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.